Exhibit 99.1

PROXY CARD

TENZING ACQUISITION CORP.

250 West 55th Street, Suite 13D

New York, NY 10019

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

, 2020

YOUR VOTE IS IMPORTANT

TENZING ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON

, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Proxy Statement/Prospectus, dated , 2020, in connection with the extraordinary general meeting and at any adjournments thereof  (the “Meeting”) of Tenzing Acquisition Corp. (“Tenzing”) to be held at 9:00 a.m. Eastern Time on  , 2020, and hereby appoints Rahul Nayar and Gonzalo Cordova, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Tenzing registered in the name provided, which the undersigned is entitled to vote at the Meeting with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, 2, 3, 4, and 6 AND FOR EACH OF THE NOMINEES IN PROPOSAL 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, and 6 AND FOR EACH OF THE NOMINEES IN PROPOSAL 5.

Proposal 1 — Domestication Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to (a) change the domicile of Tenzing by way of its continuation out of the British Virgin Islands, as a business company incorporated under the laws of the British Virgin Islands, and into Delaware to become a corporation incorporated under the laws of the State of Delaware (the “Domestication”) pursuant to Section 184(1) of the BVI Business Companies Act of 2004 (the “Companies Act”) and the applicable provisions of the Delaware General Corporation Law, as amended, respectively; (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation, appended to this proxy statement as attached hereto as Annex A(the “Interim Charter”), in place of Tenzing’s memorandum and articles of association (the “Current Charter”) currently registered by the Registrar of Corporate Affairs in the British Virgin Islands and which will remove or amend those provisions of Tenzing’s Current Charter that terminate or otherwise cease to be applicable as a result of the domestication and provide for a majority of the stockholders to act by written consent; (c) filing a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act; and (d) file the Interim Charter with the Secretary of State of Delaware, under which we will be domesticated from the British Virgin Islands and continue as a Delaware corporation.	☐	☐	☐

Proposal 2 — Business Combination Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated effective as of July 20, 2020 (as amended or supplemented from time to time, the “Merger Agreement”) by and among Tenzing, Tenzing Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Tenzing, Tenzing LLC, solely in the capacity as the purchaser representative thereunder, Reviva Pharmaceuticals, Inc., a Delaware corporation (“Reviva”) and, solely in the capacity as the seller representative thereunder, Laxminarayan Bhat, , and the transactions contemplated by the Merger Agreement, including the issuance of the merger consideration thereunder (collectively, the “Business Combination”).
	☐	☐	☐

Proposal 3 — 2020 Equity Incentive Plan Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon the approval of the 2020 Equity Incentive Plan of the Company, a copy of which is attached to this proxy statement/prospectus as Annex E.	☐	☐	☐

Proposal 4 — Charter Amendment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to approve and adopt the Amended and Restated Certificate of Incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the Amended and Restated Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C.	☐	☐	☐

Proposal 5 — Director Election Proposal		FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to elect five directors to serve on the Company’s board of directors effective from the consummation of the Business Combination until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.

•	Laxminarayan Bhat	☐	☐	☐
•	Parag Saxena	☐	☐	☐
•	Richard Margolin, MD	☐	☐	☐
•	Purav Patel	☐	☐	☐

Proposal 6 — Adjournment Proposal	FOR	AGAINST	ABSTAIN

To consider and vote upon a proposal to require the chairman of the meeting to adjourn the shareholders meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Tenzing that more time is necessary or appropriate to approve one or more proposals at the shareholders meeting.	☐	☐	☐

Dated

Signature	Signature

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1,2,3,4 AND 6 AND “FOR” EACH OF THE NOMINEES IN THE PROPOSAL 5. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.